      As filed with the Securities and Exchange Commission on May 24, 1996

                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                          DATAWARE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                              06-1232140
(State or other jurisdiction                               (I.R.S. Employer
     of incorporation)                                      Identification No.)

                222 THIRD STREET, CAMBRIDGE, MASSACHUSETTS 02142
                    (Address of Principal Executive Offices)



                        1993 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                                  KURT MUELLER
                            Chief Executive Officer
                          Dataware Technologies, Inc.
                                222 Third Street
                         Cambridge, Massachusetts 02142
                                 (617) 621-0820
           (Name, address and telephone number of agent for service)

                                with copies to:

                               MATTHEW C. DALLETT
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts 02108
                                 (617) 573-0303



                        CALCULATION OF REGISTRATION FEE

 Title of each class of securities to     Amount to be           Proposed            Proposed maximum        Amount of
           be registered                  registered         maximum offering        aggregate offering   registration fee
                                                            price per share(1)            price(1)
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value             70,000 shares(2)        $6.75                   $472,500            $162.93
- ---------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low prices of the Registrant's Common Stock on May 20, 1996 as reported by the Nasdaq National Market System.
(2) This Registration Statement registers an additional 70,000 shares issuable under the Registrant's 1993 Director Stock Option Plan (the "Plan"). The Registrant has previously registered 60,000 shares under the Plan (Registration No. 33-70500).
================================================================================

                        Exhibit Index Appears on Page 6
                         Page 1 of 8 Sequential Pages

   STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION
                                   STATEMENT.

     Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on October 19, 1993 (File No. 33-70500) relating to the registration of 60,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Director Stock Option Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 70,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Commission (File No. 0-21860) are incorporated herein by reference:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

          (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21860) filed on May 25, 1993, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Matthew C. Dallett, the Assistant Secretary of the Company, is a partner of Palmer & Dodge LLP.


ITEM 8.  EXHIBITS.

     See Exhibit Index on page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 23rd day of May, 1996.


                              DATAWARE TECHNOLOGIES, INC.
                              (Registrant)



                              By: /s/ Kurt Mueller
                                 -----------------
                                 Kurt Mueller,
                                 Chief Executive Officer


                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Dataware Technologies, Inc., hereby severally constitute and appoint Kurt Mueller, Jeffrey O. Nyweide and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 23rd day of May, 1996:

Signature                           Capacity
- ---------                           --------



 /s/ Kurt Mueller                   Chief Executive Officer and Director
- -----------------                   (Principal Executive Officer)
Kurt Mueller



 /s/ Christopher E. Lorch           Controller
- -------------------------           (Principal Financial Officer and Principal
Christopher E. Lorch                Accounting Officer)

 /s/ Stephen H. Beach                   Director
- ---------------------
Stephen H. Beach



 /s/ David Dominik                      Director
- ------------------
David Dominik



 /s/ Barton L. Faber                    Director
- --------------------
Barton L. Faber



 /s/ William R. Lonergan                Director
- ------------------------
William R. Lonergan



 /s/ Jeffrey O. Nyweide                 Director and President
- -----------------------
Jeffrey O. Nyweide



                                        Director
- -----------------------
Jochen Tschunke

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT
NUMBER          DESCRIPTION
- ------          -----------

4.1 Restated Certificate of Incorporation of Dataware Technologies, Inc., as amended. Filed as an exhibit to Registration Statement No. 33-70498 and incorporated by reference.

4.2 By-Laws of Dataware Technologies, Inc., as amended. Filed as an exhibit to the Company's report on Form 10-Q for the period ended March 31, 1995 and incorporated by reference.

5 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

23.1 Consent of Coopers & Lybrand LLP, independent certified public accountants.

23.2 Consent of Palmer & Dodge LLP (contained in Opinion of Palmer & Dodge LLP filed as Exhibit 5).

24 Power of Attorney (set forth on the Signature Page to this Registration Statement)


*Incorporated by reference